Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Thursday, March 4, 2021 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, March 3, 2021 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the fourth quarter and the year ended December 31, 2020.

FOURTH QUARTER 2020 FINANCIAL HIGHLIGHTS

▪GAAP book value per share of $4.20, increased $0.13 from $4.07 in the third quarter
▪GAAP net income of $10.8 million, or $0.18 per basic and diluted share.
▪Core earnings of $7.2 million, or $0.12 per basic and diluted share.1
▪Economic return on book value was 4.7%1,2 for the quarter.
▪Economic book value per share of $4.19 increased 1.9% from $4.11 in the third quarter.1
▪2.11% annualized net interest margin on our investment portfolio. 1,3,4
▪2.1x recourse leverage as of December 31, 2020.
▪On December 17, 2020, we declared a fourth quarter common dividend of $0.06 per share.

FULL YEAR 2020 HIGHLIGHTS

Our full year financial results reflect the extremely challenging market conditions resulting from the onset of the pandemic in March 2020. During these challenging times, the Company focused on improving its balance sheet by reducing debt and leverage, increasing liquidity and shareholder equity, and completing new financing arrangements that significantly reduce the Company’s exposure to short term repurchase agreements. The following includes our full year financial results and the measures taken to strengthen our balance sheet:

▪GAAP net loss of $328.3 million, or $5.72 per basic and diluted share.
▪Core earnings of $32.6 million, or $0.57 per basic and diluted share.1
▪Economic return on book value was negative 59.1%1,2 for the year.
▪1.93% annualized net interest margin on our investment portfolio. 1,3,4
▪In April, we closed an 18 month term financing arrangement without margin requirements for the entire unsecuritized Residential Whole Loan portfolio. This financing reduced our exposure to repurchase agreement financing and eliminated associated margin calls. In October 2020, we amended the facility to a limited mark to market facility with a 12 month term bearing an interest rate of one month LIBOR plus 2.75%.
▪In May, we closed a 12 month term financing arrangement, with a 12 month extension at the counterparty’s option, for Non-Agency RMBS and Non-Agency CMBS, significantly mitigating exposure to margin volatility.
▪Our Manager waived the management fees for March, April and May 2020.
▪In June, we completed a securitization of $355.8 million of our Residential Whole Loan investments, enabling the Company to secure $341.7 million of long-term financing at a weighted average interest rate of 2.0%.
▪In June, we raised $22.0 million of equity capital through the sale of 6.0 million shares at a premium to book value through our At-The-Market Program.
▪In July, the Company retired $5.0 million of its 6.75% Convertible Senior Notes at a 25% discount to par value, in exchange for the issuance of 1.4 million shares of our common stock.
▪Resumed our quarterly dividend in the third quarter for a total 2020 annual common dividend of $0.11 per share.
▪In the fourth quarter of 2020, we repurchased $25.0 million in aggregate principal amount of our convertible senior unsecured notes at an average discount of 13% to par value.
1  Non – GAAP measure.
2  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
3  Includes interest-only securities accounted for as derivatives and the cost of interest rate swaps.
4  Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“The Company finished the year with positive momentum, delivering a fourth quarter economic return on book value of 4.7%, sequentially improved core earnings and a dividend increase to $0.06 per share,” said Jennifer Murphy, Chief Executive Officer of the Company. "We have continued to focus on strengthening our balance sheet, lowering leverage, reducing our exposure to mark-to-market funding, and improving the earnings power of the portfolio. We took important actions on these fronts in the fourth quarter, including extending some of our longer-term financing at attractive levels and repurchasing $25.0 million of our outstanding notes at an average discount of 13% to par value. We believe we are well positioned to benefit from what we anticipate will be the continued recovery of asset values and improved earnings sustainability of our portfolio.

Ms. Murphy continued, “We recorded GAAP net income of $10.8 million, or $0.18 per share, and core earnings of $0.12 per share during the fourth quarter. Core earnings improved from $0.10 per share in the third quarter, reflecting lower operating expenses, partially offset by slightly lower portfolio leverage and net interest margin. Our GAAP book value per share increased 3.2% during the quarter to $4.20 per share and has increased by 32.5% since June 30, 2020, when it reached its low, after the onset of the pandemic. Our commitment to shareholders remains protecting and growing the value of the portfolio, which will position us to deliver on our long-term objectives of generating sustainable core earnings that support an attractive dividend and enhancing value for our shareholders,” Ms. Murphy concluded.

Greg Handler, Interim Co-Chief Investment Officer of the Company, commented, “The equity and credit markets continued to rebound in the fourth quarter, driven by improved liquidity conditions across financial markets, the optimism resulting from the roll-out of vaccines and the potential for a new government stimulus package. This translated into higher valuations on a number of our portfolio holdings and an improvement in our book value. Our view remains that the economy will continue to gradually improve, although the timing and strength of that recovery remain dependent on the future course of the pandemic as well as fiscal and monetary stimulus. We have invested in assets we believe are high quality and with borrowers who have resources to be more resilient in a protracted downturn. In the meantime, we remain focused on maintaining sufficient liquidity and positioning our portfolio for potential future appreciation, which we believe will occur as the economy continues to reopen.”

2020 Quarterly Results

The below table reflects a summary of our operating results (dollars in thousands, except per share data):

	For the Three Months Ended
GAAP Results	December 31, 2020	September 30, 2020	June 30, 2020(5)	March 31, 2020

Net Interest Income	$9,503	$10,117	$7,076	$18,741
Other Income (Loss):
Realized gain (loss), net	1,327	718	(6,960)	89,186
Unrealized gain (loss), net	3,994	54,690	16,040	(296,111)
Gain (loss) on derivative instruments, net	219	(88)	(8,143)	(189,691)
Other, net	(46)	(31)	(45)	461
Other Income (loss)	5,494	55,289	892	(396,155)
Total Expenses	4,176	5,392	24,805	4,534
Income (loss) before income taxes	10,821	60,014	(16,837)	(381,948)
Income tax provision (benefit)	29	205	255	(93)
Net income (loss)	10,792	59,809	(17,092)	(381,855)
Net income attributable to non-controlling interest	2	2	2	2
Net income (loss) attributable to common stockholders and participating securities	$10,790	$59,807	$(17,094)	$(381,857)

Net income (loss) per Common Share – Basic/Diluted	$0.18	$0.98	$(0.31)	$(7.15)
Non-GAAP Results
Core earnings (1)	$7,208	$6,391	$4,343	$15,779
Core earnings per Common Share – Basic/Diluted	$0.12	$0.10	$0.08	$0.29
Weighted average yield(2)(4)	5.50%	5.51%	5.40%	4.90%
Effective cost of funds(3)(4)	4.10%	3.94%	3.98%	3.28%
Annualized net interest margin(2)(3)(4)	2.11%	2.27%	1.63%	1.84%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.
(4) Excludes the consolidation of VIE trusts required under GAAP.
(5) The consolidated statements of operations for the three months ended June 30, 2020 was revised during the three months ended September 30, 2020 to reflect the under accrual of interest expense in the amount of $1.5 million.

Portfolio Composition

As of December 31, 2020, the Company owned an aggregate investment portfolio with a fair market value totaling $3.2 billion. The following tables set forth additional information regarding the Company’s investment portfolio as of December 31, 2020:

Portfolio Characteristics

Credit Sensitive Portfolio

The Company's Non-QM residential portfolio, in our view, is performing well, given the challenging economic background. The loans in a forbearance plan at the end of December 2020, excluding loans that were in forbearance that are now in repayment period, represented approximately 0.24% of the total outstanding loans. We see this as a strong indication that borrowers with meaningful equity in their homes will prioritize their mortgage payment in order to remain current on that obligation.

The Company's Commercial Loans and Non-Agency CMBS portfolios are performing in line with expectations under the current pandemic conditions. The Non-Agency CMBS portfolios have an original LTV of 64.4%, The Company believes there is a reasonable likelihood that the majority of the delinquent loans that serve as collateral for the Non-Agency CMBS will return to performing status in the coming months although there is no assurance that this will be the case. The Commercial Loan portfolio carries a 65.1% original LTV and all but one of the loans remains current.

The Company's CRE mezzanine loan with an outstanding principal balance of $90 million is receiving interest payments from a reserve that will become exhausted in June 2021. The Company expects this mezzanine loan will become non performing upon depletion of such reserve.

The Company commenced foreclosure proceedings for its delinquent commercial loan with an outstanding principal balance of $30.0 million, secured by a hotel. However, on February 24, 2021, the borrower filed for bankruptcy protection. The Company expects to move forward with the foreclosure subject to the bankruptcy process and believes there is a reasonable likelihood that the outstanding principal balance of $30 million will be recovered, although there is no assurance.
The following table summarizes certain characteristics of our credit sensitive portfolio by investment category as of December 31, 2020 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)
Non-Agency RMBS	$38,112	$23,463	$21,416	1.6%
Non-Agency RMBS IOs and IIOs	N/A	6,271	3,965	0.4%
Non-Agency CMBS	235,497	210,239	164,081	5.0%
Residential Whole Loans	984,555	1,007,004	1,008,782	5.1%
Residential Bridge Loans	15,247	15,250	13,916	9.4%
Securitized Commercial Loans(1)	1,739,793	1,604,320	1,605,335	4.3%
Commercial Loans	325,444	325,297	310,523	6.4%
Other Securities	51,537	49,420	48,754	4.4%
	$3,390,185	$3,241,264	$3,176,772	4.8%

(1) Includes Residential Bridge Loans carried at amortized cost of $1.1 million as of December 31, 2020. The fair value of these loans was $1.1 million as of December 31, 2020.
(2) As of December 31, 2020, the Company had real estate owned ("REO") properties with an aggregate carrying value of $1.1 million related to foreclosed Bridge Loans. The REO properties are classified in "Other assets" in the Consolidated Balance Sheets.

Agency Portfolio

The following table summarizes certain characteristics of our Agency portfolio by investment category as of December 31, 2020 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Net Weighted Average Coupon
Agency RMBS Interest-Only Strips	N/A	$89	$143	2.1%
Agency RMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	1,565	2.6%
Total Agency RMBS	—	89	1,708	2.5%
Total	$—	$89	$1,708	2.5%

Portfolio Financing and Hedging

Financing

Repurchase Agreements

The Company continued to improve its balance sheet by reducing debt and leverage, increasing liquidity and shareholder equity.

Residential Whole Loan Facility

On April 21, 2020, the Company entered into amendments with respect to certain of its residential whole loan facilities. These amendments mainly served to convert an existing residential whole loan facility into a term facility by removing any mark to market margin requirements, and to consolidate the Company’s Non-Qualified Mortgage loans, which were previously financed by three separate, unaffiliated counterparties, into a single facility. The target advance rate under the amended and restated facility was approximately 84% of the aggregate unpaid principal balance of the loans. The facility's scheduled maturity was October 5, 2021. All principal payments and income generated by the loans during the term of the facility were used to pay principal and interest on the facility. Upon the securitization or sale by the Company of any whole loan subject to this amended and restated facility, the counterparty was entitled to receive a 30% premium recapture fee of all realized value on any whole loans above such counterparty’s amortized basis as well as an exit fee of 0.50% of the loan amount in circumstances where the counterparty was not involved in the disposition of the loans.

As a result of refinancing the Residential Whole Loans through a securitization, the Company accrued a premium recapture fee of approximately $20.5 million, which was payable at the maturity of the facility, and was recorded in "Financing fees" in the Consolidated Statements of Operations.

On October 6, 2020 the Company entered into an amendment with respect to this residential whole loan facility. The amendment converted the existing residential loan facility to a limited mark to market margin facility that bears an interest rate of LIBOR plus 2.75%, with a LIBOR floor of 0.25%. The target advance rate under the amended facility is 84% and the facility matures on October 5, 2021. In connection with the amendment to the facility, the Company paid $12.0 million of the premium recapture fee and the balance of $8.5 million is payable at the maturity of the amended facility on October 5, 2021.The premium recapture fee was eliminated for investments financed under the amended facility.

As of December 31, 2020 approximately $67.1 million in non QM loans remained in the facility with a borrowing amount of $30.2 million.

Non-Agency CMBS and Non-Agency RMBS Facility

On May 4, 2020, the Company supplemented one of its existing securities repurchase facilities to consolidate most of its CMBS and RMBS assets, which were financed by multiple counterparties, into a single term facility with limited mark to market margin requirements. Pursuant to the agreement, a margin deficit will not occur until such time as the loan to value ratio surpasses a certain threshold (the “LTV Trigger”), on a weighted average basis per asset type, calculated on a portfolio level. If this threshold is reached, the Company may elect to provide cash margin or sell certain assets to the extent necessary to lower the ratio. The term of this facility is 12 months, subject to 12 month extensions at the counterparty’s option. All interest income generated by the assets during the term of the facility will be paid to the Company no less often than monthly. Interest on the facility is due from the Company at a rate of three-month LIBOR plus 5.0% payable quarterly in arrears. Half of all principal repayments on the underlying assets will be applied to repay the obligations owed to the counterparty, with the remainder paid to the Company, unless the LTV Trigger has occurred, in which case all principal payments will be applied to repay the obligations. As of December 31, 2020, the outstanding balance under this facility was $95.1 million.

The following table sets forth additional information regarding the Company’s portfolio financing arrangements as of December 31, 2020 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Short Term Borrowings:
Agency RMBS	$1,418	1.34%	59
Non-Agency CMBS	10,313	2.25%	14
Residential Whole Loans(1)	29,800	3.71%	15
Residential Bridge Loans(1)	11,254	2.73%	36
Commercial Loans(1)	34,375	3.32%	75
Membership Interest	18,844	2.90%	29
Other Securities	2,594	4.51%	19
Subtotal	108,598	3.19%	39
Long Term Borrowings
Non-Agency CMBS(3)	66,767	5.23%	126
Non-Agency RMBS	14,643	5.23%	126
Residential Whole Loans(1) (2)	30,224	3.00%	278
Commercial Loans (2)	124,937	2.17%	287
Other Securities	13,677	5.24%	126
Subtotal	250,248	3.74%	225
Repurchase agreements borrowings	358,846	3.57%	169
Less unamortized debt issuance costs	1,923	N/A	N/A
Repurchase agreements borrowings, net	$356,923	3.57%	169

(1)Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated in consolidation.
(2)Certain Residential Whole Loans and Commercial Loans were financed under two longer term repurchase agreements. The Residential Whole facility is 18 months and the Commercial Loan facility automatically rolls until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral.
(3)Includes repurchase agreement borrowings on securities eliminated upon VIE consolidation.

Certain of the financing arrangements provide the counterparty with the right to terminate the agreement if the Company does not maintain certain equity, liquidity and leverage metrics. With the exception of one repurchase agreement for which the Company received a waiver, the Company was in compliance with the terms of such financial tests as of December 31, 2020.

Convertible Senior Unsecured Notes

At December 31, 2020, the Company had $175.0 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

On July 1, 2020, the Company issued an aggregate of 1,354,084 shares of its common stock, par value $0.01 per share (the “Common Stock”), in exchange for $5.0 million aggregate principal amount of the 2022 Notes pursuant to separate privately negotiated exchange agreements entered into on July 1, 2020 soliciting such exchange.

In the fourth quarter of 2020, the Company repurchased $25 million aggregate principal amount of the 2022 Notes at an approximate 13% discount to par value, plus accrued and unpaid interest.

Residential Mortgage-Backed Notes

The Company has completed two Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $939.2 million of Residential Whole Loans as of December 31, 2020.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at December 31, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$511,623	3.3%	$511,620	4/25/2049
Class A-2	27,414	3.5%	27,414	4/25/2049
Class A-3	43,433	3.8%	43,430	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
Subtotal	$607,525		$607,519
Less: Unamortized Deferred Financing Costs	N/A		4,398
Total	$607,525		$603,121

The Company retained the subordinate bonds and these bonds had a fair market value of $43.2 million at December 31, 2020. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation. The securitized debt of the Arroyo 2019-2 Trust can only be settled with the residential loans that serve as collateral for the securitized debt and is non-recourse to the Company.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at December 31, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$222,117	1.7%	$222,112	3/25/2055
Class A-1B	26,357	2.1%	26,357	3/25/2055
Class A-2	13,518	2.9%	13,517	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	291,694		291,688
Less: Unamortized Deferred Financing Costs	N/A		2,519
Total	$291,694		$289,169

The Company retained the subordinate bonds and these bonds had a fair market value of $27.7 million at December 31, 2020. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation. The securitized debt of the Arroyo 2020-1 Trust can only be settled with the residential loans that serve as collateral for the securitized debt and is non-recourse to the Company.

Commercial Mortgage-Backed Notes

RETL 2019 Trust

The following table summarizes RETL 2019 Trust's commercial mortgage pass-through certificates, at December 31, 2020 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class B	$502	1.7%	$492	3/15/2021
Class C	308,400	2.3%	296,933	3/15/2021
Class X-EXT(1)	N/A	1.1%	31	3/15/2021
	$308,902		$297,456

(1) Class X-EXT is an interest-only class with an initial notional balance of $308.4 million.

The above table does not reflect the class HRR bond held by the Company because the bond is eliminated in consolidation. The bond had a fair market value of $41.9 million at December 31, 2020. The securitized debt of the RETL 2019 Trust can only be settled with the commercial loan, with an outstanding principal balance of approximately $354.2 million at December 31, 2020, that serves as collateral for the securitized debt and is non-recourse to the Company.

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at December 31, 2020 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$120,391	3.3%	$120,443	9/11/2025
Class A-2	531,700	4.0%	538,469	9/11/2025
Class B	136,400	4.2%	137,970	9/11/2025
Class C	94,500	4.3%	85,140	9/11/2025
Class D	153,950	4.4%	127,092	9/11/2025
Class E	180,150	4.4%	131,906	9/11/2025
Class F	153,600	4.4%	99,859	9/11/2025
Class X-1(1)	n/a	0.5%	12,794	9/11/2025
Class X-2(1)	n/a	0.4%	2,593	9/11/2025
	$1,370,691		$1,256,266

(1) Class X-1 and X-2 are interest-only classes with notional balances of $652.1 million and $733.5 million as of December 31, 2020, respectively.

The above table does not reflect the portion of the class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the F bonds represents a controlling financial interest, which resulted in consolidation of the trust, during the quarter. The bond had a fair market value of $9.7 million at December 31, 2020. The securitized debt of the CSMC USA can only be settled with the commercial loan with an outstanding principal balance of approximately $1.4 billion at December 31, 2020, that serves as collateral for the securitized debt and is non-recourse to the Company.

Derivatives Activity

The following table summarizes the Company’s other derivative instruments at December 31, 2020 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Credit default swaps, asset	$2,030	$161
Other derivative instruments, assets		161

Credit default swaps, liability	$4,140	$(656)
Total other derivative instruments, liabilities		(656)
Total other derivative instruments, net		$(495)

Dividend

To preserve liquidity, we suspended our first and second quarter of 2020 common stock dividends in light of extraordinary market volatility driven by uncertainty surrounding the COVID-19 pandemic.

In the third quarter of 2020, we resumed our quarterly dividend after making progress strengthening our balance sheet and improving liquidity and earnings power of our investment portfolio. For the quarters ended September 30, 2020 and December 31, 2020, we declared a $0.05 and $0.06 dividend per share, respectively, generating a dividend yield of approximately 6.7% based on the stock closing price of $3.26 at December 31, 2020.

Conference Call

The Company will host a conference call with a live webcast tomorrow, March 4, 2021, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the fourth quarter and year ended December 31, 2020.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10151900/e1a85456ac and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through March 18, 2021 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10151900. A webcast replay will be available for 90 days.

About Western Asset Mortgage Capital Corporation

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Commercial Loans, Non-Agency CMBS, Non-Agency RMBS, GSE Risk Transfer Securities and to a lesser extent Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the

Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; and legislative and regulatory changes that could adversely affect the business of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)

	December 31, 2020	December 31, 2019
Assets:
Cash and cash equivalents	$31,613	$31,331
Restricted cash	76,132	52,948
Agency mortgage-backed securities, at fair value ($1,708 and $1,756,917 pledged as collateral, at fair value, respectively)	1,708	1,795,255
Non-Agency mortgage-backed securities, at fair value ($167,970 and $292,613 pledged as collateral, at fair value, respectively)	189,462	361,833
Other securities, at fair value ($48,754 and $80,031 pledged as collateral, at fair value, respectively)	48,754	80,161
Residential Whole-Loans, at fair value ($1,008,782 and $1,375,860 pledged as collateral, at fair value, respectively)	1,008,782	1,375,860
Residential Bridge Loans ($12,813 and $33,269 at fair value and $12,960 and $34,897 pledged as collateral, respectively)	13,916	36,419
Securitized commercial loan, at fair value	1,605,335	909,040
Commercial Loans, at fair value ($310,523 and $350,213 pledged as collateral, at fair value, respectively)	310,523	370,213
Investment related receivable	30,576	19,931
Interest receivable	13,568	19,413
Due from counterparties	2,327	98,947
Derivative assets, at fair value	161	5,111
Other assets	3,152	4,509
Total Assets (1)	$3,336,009	$5,160,971
Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$356,923	$2,824,801
Convertible senior unsecured notes, net	170,797	197,299
Securitized debt, net ($1,553,722 and $681,643 at fair value and $215,753 and $142,905 held by affiliates, respectively)	2,446,012	1,477,454
Interest payable (includes $784 and $647 on securitized debt held by affiliates, respectively)	12,006	15,001
Due to counterparties	321	709
Derivative liability, at fair value	656	6,370
Accounts payable and accrued expenses	2,686	3,188
Payable to affiliate	3,171	2,148
Dividend payable	3,649	16,592
Other liabilities	84,674	52,948
Total Liabilities (2)	3,080,895	4,596,510
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, and 60,812,701 and 53,523,876 outstanding, respectively	609	535
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost 0,100 and 0 shares held, respectively	(578)	—
Additional paid-in capital	915,458	889,227
Retained earnings (accumulated deficit)	(660,377)	(325,301)
Total Stockholders’ Equity	255,112	564,461
Total Liabilities and Stockholders’ Equity	$3,336,009	$5,160,971

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)

	December 31, 2020	December 31, 2019
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$—	$7,589
Restricted cash	76,132	52,948
Residential Whole-Loans, at fair value ($1,008,782 and $1,375,860 pledged as collateral, at fair value, respectively)	1,008,782	1,375,860
Residential Bridge Loans ($11,858 and $31,748 at fair value and $12,960 and $34,897 pledged as collateral, respectively)	12,960	34,897
Securitized commercial loan, at fair value	1,605,335	909,040
Commercial Loans, at fair value ($68,466 and $90,788 pledged as collateral, respectively)	68,466	90,788
Investment related receivable	27,987	19,138
Interest receivable	10,936	10,829
Other assets	80	90
Total assets of consolidated VIEs	$2,810,678	$2,501,179
(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,553,722 and $681,643 at fair value and $215,753 and $142,905 held by affiliates, respectively)	$2,446,012	$1,477,454
Interest payable (includes $784 and $647 on securitized debt held by affiliates, respectively)	7,882	3,886
Accounts payable and accrued expenses	89	185
Other liabilities	76,132	$52,948
Total liabilities of consolidated VIEs	$2,530,115	$1,534,473

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)

	Three Months Ended(2)				The Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020(1)	March 31, 2020	December 31, 2020
Net Interest Income
Interest income	$47,718	$43,970	$31,494	$54,846	$178,028
Interest expense	38,215	33,853	24,418	36,105	132,591
Net Interest Income	9,503	10,117	7,076	18,741	45,437
Other Income (Loss)
Realized gain (loss) on sale of investments, net	1,327	718	(6,960)	89,186	84,271
Unrealized gain (loss), net	3,994	54,690	16,040	(296,111)	(221,387)
Gain (loss) on derivative instruments, net	219	(88)	(8,143)	(189,691)	(197,703)
Other, net	(46)	(31)	(45)	461	339
Other Income (Loss)	5,494	55,289	892	(396,155)	(334,480)
Expenses
Management fee to affiliate	1,528	1,513	464	1,039	4,544
Financing fee	—	—	20,540	—	20,540
Other operating expenses	(139)	1,198	796	1,000	2,855
General and administrative expenses:
Compensation expense	717	716	692	662	2,787
Professional fees	1,030	827	1,541	1,480	4,878
Other general and administrative expenses	1,040	1,138	772	353	3,303
Total general and administrative expenses	2,787	2,681	3,005	2,495	10,968
Total Expenses	4,176	5,392	24,805	4,534	38,907
Income (loss) before income taxes	10,821	60,014	(16,837)	(381,948)	(327,950)
Income tax provision (benefit)	29	205	255	(93)	396
Net income (loss)	10,792	$59,809	$(17,092)	$(381,855)	$(328,346)
Net income attributable to non-controlling interest	2	2	2	2	8
Net income (loss) attributable to common stockholders and participating securities	$10,790	$59,807	$(17,094)	$(381,857)	$(328,354)
Net income (loss) per Common Share – Basic	$0.18	$0.98	$(0.31)	$(7.15)	$(5.72)
Net income (loss) per Common Share – Diluted	$0.18	$0.98	$(0.31)	$(7.15)	$(5.72)
Dividends Declared per Share of Common Stock	$0.06	$0.05	$—	$—	$0.11

(1) The consolidated statements of operations for the three months ended June 30, 2020 was revised during the three months ended September 30, 2020 to reflect the under accrual of interest expense in the amount of $1.5 million..
(2) Consolidated Statements of Operations for each of the three months ended March 31, 2020, June 30, 2020 September 30, 2020 and December 31, 2020 are unaudited.

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(Unaudited)
(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for each of the three months ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020 and the year ended December 31, 2020:

	Three Months Ended				The Year Ended
(dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020(1)	March 31, 2020	December 31, 2020
Net Income (loss) attributable to common stock holders and participating securities	$10,790	$59,807	$(17,094)	$(381,857)	$(328,354)
Income tax provision (benefit)	29	205	255	(93)	396
Net income (loss) before income tax	10,819	60,012	(16,839)	(381,950)	(327,958)

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(3,994)	(54,690)	(16,040)	296,111	221,387
Realized (gain) loss on sale of investments	1,059	540	6,960	(89,186)	(80,627)
One-time transaction costs	243	57	20,652	280	21,232

Derivative Instruments:
Net realized (gain) loss on derivatives	1	(154)	13,152	180,156	193,155
Unrealized (gain) loss on derivatives	(169)	288	(4,973)	8,807	3,953

Other:
Realized gain on extinguishment of convertible senior unsecured notes	(2,386)	(1,258)	—	—	(3,644)
Amortization of discount on convertible senior note	267	284	273	273	1,097
Other non-cash adjustments	1,186	1,130	988	—	3,304
Non-cash stock-based compensation expense	182	182	170	165	699
Total adjustments	(3,611)	(53,621)	21,182	396,606	360,556
Core Earnings – Non-GAAP	$7,208	$6,391	$4,343	$14,656	$32,598
Basic and Diluted Core Earnings per Common Share and Participating Securities	$0.12	$0.10	$0.08	$0.27	$0.57
Basic and Diluted Core Earnings plus Drop Income per Common Share and Participating Securities	$0.12	$0.10	$0.08	$0.29	$0.59
Basic weighted average common shares and participating securities	61,101,485	61,101,485	54,921,847	53,670,550	57,723,544
Diluted weighted average common shares and participating securities	61,101,485	61,101,485	54,921,847	53,670,550	57,723,544

(1) The consolidated statements of operations for the three months ended June 30, 2020 was revised during the three months ended September 30, 2020 to reflect the under accrual of interest expense in the amount of $1.5 million.

Alternatively, our Core Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020(1)	March 31, 2020
Net interest income	$9,503	$10,117	$7,076	$18,741
Interest income from IOs and IIOs accounted for as derivatives	33	34	69	91
Net interest income from interest rate swaps	—	—	—	(1,133)
Adjusted net interest income	9,536	10,151	7,145	17,699
Total expenses	(4,174)	(5,392)	(24,805)	(4,534)
Non-cash stock-based compensation	182	182	170	165
Other non-cash adjustments	1,186	1,130	988	—
One-time transaction costs	243	57	20,652	280
Amortization of discount on convertible unsecured senior notes	267	284	273	273
Interest income on cash balances and other income (loss), net	(30)	(19)	(78)	775
	(2)	(2)	(2)	(2)
Core Earnings	$7,208	$6,391	$4,343	$14,656

(1) The consolidated statements of operations for the three months ended June 30, 2020 was revised during the three months ended September 30, 2020 to reflect the under accrual of interest expense in the amount of $1.5 million.

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

	December 31, 2020		September 30, 2020
	$ Amount	Per Share	$ Amount	Per Share
GAAP Book Value at September 30, 2020 and June 30, 2020	$247,789	$4.07	$187,253	$3.15
Debt to equity exchange of the convertible senior notes	—	—	3,588	(0.01)
Common dividend	(3,649)	(0.06)	(3,041)	(0.05)
	244,140	4.01	187,800	3.09
Portfolio Income
Net Interest Margin	9,491	0.16	10,120	0.16
Realized gain (loss), net	(1,041)	(0.02)	(374)	(0.01)
Unrealized gain (loss), net	4,162	0.07	54,399	0.89
Net portfolio income	12,612	0.21	64,145	1.04

Net realized gain (loss) on debt extinguishment	2,384	0.04	1,258	0.02
Operating expenses	(1,390)	(0.02)	(2,711)	(0.04)
General and administrative expenses, excluding equity based compensation	(2,605)	(0.04)	(2,498)	(0.04)
Provision for taxes	(29)	—	(205)	—
GAAP Book Value at December 30, 2020 and September 30, 2020	$255,112	$4.20	$247,789	$4.07

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(2,651,627)	(43.60)	(2,827,360)	(46.48)
Deconsolidation VIEs liabilities	2,528,536	41.58	2,705,246	44.48
Interest in securities of VIEs owned, at fair value	122,533	2.01	124,309	2.04
Economic Book Value at December 31, 2020 and September 30, 2020	$254,554	$4.19	$249,984	$4.11

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (RETL 2019, CSMC USA, Arroyo 2019-2 and Arroyo 2020-1) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (RETL 2019, CSMC 2020, Arroyo 2019-2 and Arroyo 2020-1). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Interest Income and Effective Cost of Funds
(Unaudited, in thousands)

The following table reconciles total interest income to adjusted interest income which includes interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020:

	Three Months Ended				The Year Ended
(dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2020
Coupon interest income	$43,545	$40,039	$33,007	$57,761	$174,352
Premium amortization, discount accretion and amortization of basis, net	4,173	3,931	(1,513)	(2,915)	3,676
Interest income	$47,718	$43,970	$31,494	$54,846	$178,028
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	148	200	340	636	1,324
Amortization of basis (Non-GAAP Financial Measure)	(114)	(166)	(271)	(545)	(1,096)
Subtotal	34	34	69	91	228
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and other derivative instruments - Non-GAAP Financial Measure	$47,752	$44,004	$31,563	$54,937	$178,256

(1)            Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for each of the three months ended December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020:

	Three Months Ended
	December 31, 2020		September 30, 2020		6/30/2020(1)		March 31, 2020
(dollars in thousands)	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$38,215	4.98%	$33,853	4.80%	$24,418	3.97%	$36,105	3.34%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs	(23,106)	(5.80)%	(18,597)	(5.83)%	(4,661)	(3.92)%	(6,754)	(4.42)%
Net interest (received) paid - interest rate swaps	—	—%	—	—%	—	—%	1,133	0.10%
Effective Borrowing Costs	$15,109	4.10%	$15,256	3.94%	$19,757	3.98%	$30,484	3.28%
Weighted average borrowings	$1,465,456		$1,538,970		$1,994,405		$3,733,045

(1) The consolidated statements of operations for the three months ended June 30, 2020 was revised during the three months ended September 30, 2020 to reflect the under accrual of interest expense in the amount of $1.5 million.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the years ended December 31, 2020 and 2019:

	The Year Ended
	December 31, 2020		December 31, 2019
(dollars in thousands)	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$132,591	4.19%	$150,274	3.48%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs	(53,118)	(5.38)%	(30,312)	(4.15)%
Net interest (received) paid - interest rate swaps	1,133	0.04%	(9,501)	(0.22)%
Effective Borrowing Costs	$80,606	3.70%	$110,461	3.07%
Weighted average borrowings	$2,180,532		$3,594,020